Exhibit 10.9

Execution Version

TERMINATION AGREEMENT

This Termination Agreement, dated as of January 31, 2025 (the “Termination Agreement”), by and among Inflection Point Acquisition Corp. II, a Cayman Islands exempted company (the “Company”), USA Rare Earth, LLC, a Delaware limited liability company (the “Target”), and Inflection Point Fund I, LP (the “Purchaser” and together with the Company and the Target, the “Parties” and each, a “Party”). Capitalized terms used, but not otherwise defined, herein shall have the respective meanings assigned to such terms in the Agreement (as defined below).

WHEREAS, the Parties have entered into that certain securities purchase agreement, dated as of August 21, 2024 (the “Agreement”) pursuant to which the Company agreed to sell, and the Purchaser agreed to purchase 759,804 shares of Preferred Stock and a warrant exercisable to purchase 759,804 Warrant Shares at an initial exercise price of $12.00, for an aggregate purchase price of $9,117,648 (the “Series A Preferred Stock Investment”);

WHEREAS, the Target and the Purchaser entered into that certain securities purchase agreement, dated as of August 21, 2024 (the “Purchaser Class A Preferred SPA”) pursuant to which the Target agreed to sell, and the Purchaser agreed to purchase, (i) 343,137 Class A-2 convertible preferred units of the Target (“Target Class A-2 Convertible Preferred Units”) and (ii) a warrant to purchase 561,887 Class A units of the Target, for an aggregate purchase price of $3,500,000 (the “Initial Class A-2 Convertible Preferred Investment”);

WHEREAS, in connection with the Initial Class A-2 Convertible Preferred Investment, the Target, the Purchaser, and the other parties thereto entered into a letter agreement, dated August 21, 2024 (the “Letter Agreement”) pursuant to which, amongst other things, the Purchaser has the right, but not the obligation, to accelerate its commitment to make the Series A Preferred Stock Investment by purchasing additional Target Class A-2 Convertible Preferred Units and warrants on terms and conditions identical to those set forth in the Purchaser Class A Preferred SPA, with the Purchaser’s obligation to make the Series A Preferred Stock Investment reduced by an amount equal to the product of (i) the Class A-2 Convertible Preferred Unit Original Issue Price (as defined in the operating agreement of the Target, as of the date hereof, as amended) multiplied by the (ii) the number of additional Target Class A-2 Convertible Preferred Units purchased;

WHEREAS, on January 31, 2025, the Target and the Purchaser entered into a securities purchase agreement pursuant to which the Target agreed to sell, and the Purchaser agreed to purchase an additional (i) 833,333 Target Class A-2 Convertible Preferred Units and (ii) warrant to purchase 833,333 Class A units of the Target, for an aggregate purchase price of approximately $8,500,000 (the “Additional Class A-2 Convertible Preferred Investment”) and such purchase will eliminate the Purchaser’s obligation to make the Series A Preferred Stock Investment pursuant to the terms of the Letter Agreement;

WHEREAS, in light of the elimination of the Purchaser’s obligation to make the Series A Preferred Stock Investment pursuant to the terms of the Letter Agreement upon funding of the Additional Class A-2 Convertible Preferred Investment, the Parties hereto desire to terminate the Agreement upon the terms and subject to the conditions set forth herein; and

WHEREAS, pursuant to Section 5.1 of the Agreement, the Parties may terminate the Agreement by mutual written consent of the Parties.

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Termination of the Agreement. Subject to the terms and conditions of this Termination Agreement, the Agreement is hereby terminated with immediate effect upon the Purchaser making the Additional Class A-2 Convertible Preferred Investment (the “Termination Date”). From and after the Termination Date, the Agreement will be of no further force or effect, and all rights and obligations of each of the Parties thereunder shall terminate.

2. Representations and Warranties. Each Party hereby represents and warrants to the other Party that:

(a) It has the full right, power, and authority to enter into this Termination Agreement and to perform its obligations hereunder.

(b) The execution of this Termination Agreement by the individual whose signature is set forth at the end of this Termination Agreement on behalf of such Party, and the delivery of this Termination Agreement by such Party, have been duly authorized by all necessary action on the part of such Party.

(c) This Termination Agreement has been executed and delivered by such Party and (assuming due authorization, execution, and delivery by the other Parties hereto) constitutes the legal, valid, and binding obligation of such Party, enforceable against such Party in accordance with its terms, except as may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws and equitable principles related to or affecting creditors’ rights generally or the effect of general principles of equity.

(d) EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTIONS 3 AND 4 OF THE AGREEMENT AND IN THIS SECTION 2 OF THIS TERMINATION AGREEMENT, (A) NO PARTY HERETO NOR ANY PERSON ON SUCH PARTY’S BEHALF HAS MADE OR MAKES ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WHATSOEVER, EITHER ORAL OR WRITTEN, WHETHER ARISING BY LAW, COURSE OF DEALING, COURSE OF PERFORMANCE, USAGE OF TRADE OR OTHERWISE, ALL OF WHICH ARE EXPRESSLY DISCLAIMED, AND (B) EACH PARTY HERETO ACKNOWLEDGES THAT, IN ENTERING INTO THIS TERMINATION AGREEMENT, IT HAS NOT RELIED UPON ANY REPRESENTATION OR WARRANTY MADE BY ANY OTHER PARTY, OR ANY OTHER PERSON ON SUCH OTHER PARTY’S BEHALF, EXCEPT AS SPECIFICALLY PROVIDED IN THIS SECTION 2.

3. Miscellaneous.

(a) Notices. All notices and other communications given or made pursuant to this Termination Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (i) personal delivery to the Party to be notified, (ii) when sent, if sent by electronic mail or facsimile (if any) during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (iii) five (5) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt. All communications sent to the Company shall be sent to: Inflection Point Acquisition Corp. II, 167 Madison Avenue, Suite 205, New York, New York 10016, Attn: Michael Blitzer, Chairman and Chief Executive Officer, email: blitzer@kingstowncapital.com, with a copy to the Company’s counsel at: White & Case LLP, 1221 6th Avenue New York, New York 10020, Attn: Joel Rubinstein, Esq., email: joel.rubinstein@whitecase.com. All communications to the Target shall be sent to the Target’s address as set forth on the signature page of this Termination Agreement, or to such e-mail address, facsimile number (if any) or address as subsequently modified by written notice given in accordance with this Section 3(a). All communications to the Purchaser shall be sent to the Purchaser’s address as set forth on the signature page of this Termination Agreement, or to such e-mail address, facsimile number (if any) or address as subsequently modified by written notice given in accordance with this Section 3(a).

(b) Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the Termination Date.

(c) Entire Agreement. This Termination Agreement, together with any documents, instruments and writings that are delivered pursuant hereto or referenced herein, constitutes the entire agreement and understanding of the Parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the Parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

(d) Successors. All of the terms, agreements, covenants, representations, warranties, and conditions of this Termination Agreement are binding upon, and inure to the benefit of and are enforceable by, the Parties hereto and their respective successors. Nothing in this Termination Agreement, express or implied, is intended to confer upon any Person other than the Parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Termination Agreement, except as expressly provided in this Termination Agreement.

(e) Assignments. Except as otherwise specifically provided herein, no Party hereto may assign either this Termination Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties.

(f) Counterparts. This Termination Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

(g) Headings. The section headings contained in this Termination Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Termination Agreement.

(h) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Termination Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

(i) Jurisdiction. Each Party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Termination Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the State of Delaware. Each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Delaware for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the Termination Agreement), and hereby irrevocably waives, and agrees not to assert in any action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such action or proceeding is improper or is an inconvenient venue for such proceeding. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Termination Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any Party shall commence an action or proceeding to enforce any provisions of this Termination Agreement, then, the prevailing Party in such action or proceeding shall be reimbursed by the non-prevailing Party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

(j) WAIVER OF JURY TRIAL. THE PARTIES HERETO HEREBY WAIVE ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS TERMINATION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

(k) Amendments. This Termination Agreement may not be amended, modified or waived as to any particular provision except with the prior written consent of the Parties.

(l) Severability. The provisions of this Termination Agreement will be deemed severable and the invalidity or unenforceability of any provision herein will not affect the validity or enforceability of the other provisions hereof; provided, that if any provision of this Termination Agreement, as applied to any Party hereto or to any circumstance, is adjudged by a governmental authority, arbitrator, or mediator not to be enforceable in accordance with its terms, the Parties hereto agree that the governmental authority, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

(m) Expenses. Each of the Parties will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Termination Agreement, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants.

(n) Construction. The Parties hereto have participated jointly in the negotiation and drafting of this Termination Agreement. If an ambiguity or question of intent or interpretation arises, this Termination Agreement will be construed as if drafted jointly by the Parties hereto and no presumption or burden of proof will arise favoring or disfavoring any Party hereto because of the authorship of any provision of this Termination Agreement. Any reference to any federal, state, local, or foreign law will be deemed also to refer to law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Termination Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Termination Agreement as a whole and not to any particular subdivision unless expressly so limited. The Parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any Party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such Party hereto has not breached will not detract from or mitigate the fact that such Party hereto is in breach of the first representation, warranty, or covenant.

(o) Waiver. No waiver by any Party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent occurrence.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have executed this Termination Agreement as of the date first written above.

PURCHASER:

INFLECTION POINT FUND I, LP

By:	/s/ Michael Blitzer
Name:	Michael Blitzer
Title:	Chief Investment Officer

Address for Notices: 1680 Michigan Avenue, Suite 700, #1016, Miami Beach, FL 33139
New York NY 10022 USA
Attn: Michael Blitzer, Chief Investment Officer
E-mail: blitzer@kingstowncapital.com

TARGET:

USA RARE EARTH, LLC

By:	/s/ David Kronenfeld
Name:	David Kronenfeld
Title:	Chief Legal Officer

Address for Notices: 100 W Airport Road, Stillwater, OK 74075
Attn.: David Kronenfeld, Chief Legal Officer
E-mail: David.kronenfeld@usare.com

COMPANY:

INFLECTION POINT ACQUISITION CORP. II

By:	/s/ Michael Blitzer
Name:	Michael Blitzer
Title:	Chief Executive Officer

Address for Notices: 167 Madison Avenue, Suite 205 #1017
New York NY 10016 USA
Attn: Michael Blitzer, Chief Investment Officer
E-mail: blitzer@kingstowncapital.com

With a copy to (which shall not constitute notice): White & Case LLP 1221 Avenue of the Americas
New York, New York 10020 Attn.: Joel Rubinstein Email: joel.rubinstein@whitecase.com

[Signature Page to Termination Agreement]

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